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                                                                   EXHIBIT 99

                                 EXHIBIT K

                      REGISTRATION RIGHTS PROVISIONS


   For the purposes of the Partnership Agreement, the outstanding shares of Common Stock or other securities issued in respect of the Partnership Units and any unissued shares of Common Stock that are the subject of an Initial Conversion Notice shall have the registration rights provided for in this EXHIBIT K and shall be deemed "Registrable Securities" until such time as
(i) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement or (ii) they are transferred to any Person other than the Limited Partner pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, whichever is earlier. This EXHIBIT K is incorporated in the Partnership Agreement by reference. All capitalized terms used in this Exhibit and not otherwise defined shall have the meaning ascribed to such terms in the Partnership Agreement.

   1. DEMAND REGISTRATION RIGHTS.

      (a) RIGHT TO DEMAND. At any time and from time to time on or after the date on which the Partnership Units are first convertible, subject to the limitations set forth in Section 1(e) of this EXHIBIT K, the Limited Partner may make a written request (a "Registration Request") to the General Partner for registration with the Commission under and in accordance with the provisions of the Securities Act (a "Demand Registration") of all or part of its Registrable Securities. The General Partner shall file a registration statement in connection with each Demand Registration as soon as practicable and shall use its best efforts to cause such registration statement to be declared effective within thirty (30) days of receiving a Registration Request; provided, however, that such registration statement need not be effective with respect to shares of Common Stock that are the subject of an Initial Conversion Notice until such shares have been issued and are outstanding. Within five (5) Business Days after receipt of a Registration Request, the General Partner will serve written notice (the "Registration Notice") of the Registration Request to all holders of Registrable Securities issued by the General Partner and the General Partner will include in such registration all Registrable Securities of such holders with respect to which the General Partner has received written requests for inclusion therein within ten (10) Business Days after the receipt by the applicable holder of the Registration Notice. All Registration Requests made pursuant to this
Section 1(a) with respect to Registrable Securities to be registered will also specify the intended methods of

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disposition thereof, including whether such disposition is to be by means of an underwritten public offering and if so the intended managing underwriter thereof and the number of shares of Common Stock to be sold by the Limited Partner therein.

      (b) EFFECTIVE REGISTRATION AND EXPENSES. The General Partner shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective and shall have remained effective for the period set forth in Section 4(a)(ii) hereof. In the event the General Partner fails to use its best efforts to effect a Demand Registration requested by the holders of Registrable Securities, such holders shall have, in addition to any other remedies, the rights provided in Section 7 hereof. The Partnership will pay all Registration Expenses (as hereinafter defined) in connection with any Demand Registration, whether or not it becomes effective.

      (c) PRIORITY ON DEMAND REGISTRATIONS. If the managing underwriter or underwriters of a Demand Registration (or in the case of a Demand Registration not being underwritten, a majority of the holders registering Registrable Securities therein) advise the General Partner in writing that in its or their opinion the number of securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering, the General Partner will first exclude Common Stock being sold on behalf of any Person or entity other than a holder of Registrable Securities before excluding any of the Registrable Securities and thereafter the General Partner will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters (or holders, as the case may be) can be sold, selected pro rata among the holders which have requested to be included in such Demand Registration.

      (d) SELECTION OF UNDERWRITERS. If any Demand Registration is an underwritten offering, the holders of a majority in interest of the Registrable Securities to be included in such Demand Registration will select a managing underwriter or underwriters to administer the offering, which selection shall be subject to the reasonable approval of the General Partner.

      (e) LIMITATIONS ON DEMAND REGISTRATIONS. The rights of the Limited Partner to request a Demand Registration shall be subject to the following limitations:

          (i) the General Partner shall not be required to effect a Demand Registration for shares of Registrable Securities unless such securities either (i) have an aggregate disposition price (based upon then current


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   fair market values and before deduction of underwriting discounts and expenses of sale) of $7,500,000 or more or (ii) represent all of the ten remaining Registrable Securities;

          (ii) the General Partner shall not be required to effect a Demand Registration during any period beginning sixty (60) days prior to the General Partner's estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of Common Stock for the account of the General Partner; provided that the General Partner is actively employing its good faith, best efforts to cause such registration statement to become effective and that the General Partner's estimate of the date of filing for such registration statement is made in good faith; and provided further that the General Partner shall, at the option of the Limited Partner, either cause the shares of Registrable Securities subject to the Registration Request to be included, subject to the provisions of Section 2 hereof, in the General Partner's public offering, and/or use its best efforts to cause a registration statement relating to such Registrable Securities (to the extent not included in the General Partner's public offering) to become effective within thirty (30) days after the expiration of the above-referenced six (6) month period; and

          (iii) the General Partner shall only be required to effect a Demand Registration in connection with an exercise of the conversion, put or call rights in Article XII of the Partnership Agreement (regardless of whether such exercise relates to only some or all of the shares of Registrable Securities) and up to one other time in any consecutive twelve (12) month period; provided, however, that in no event shall the General Partner be required to effect more than two (2) Demand Registrations in any twelve (12) month period or more than eight (8) Demand Registrations overall.


   2. PIGGY-BACK REGISTRATION

   If the General Partner proposes to file a registration statement under the Securities Act (i) with respect to an offering by the General Partner for its own account or for the account of others of any class of security (other than a registration statement on Forms S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the General Partner's existing stockholders) or

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(ii) with respect to the offering of Common Stock or any securities exercisable, exchangeable or convertible for Common Stock, or which have the right to participate in the earnings of the General Partner at other than a fixed rate ("Common Stock Equivalents"), then the General Partner shall in each case give written notice of such proposed filing to the holders of Registrable Securities at least thirty (30) days before the anticipated filing date, and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request (a "Piggy-back Registration"). The General Partner shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of Registrable Securities requested to be included in the registration for such offering to include such Registrable Securities of the holders thereof in such offering on the same terms and conditions as any similar securities of the General Partner included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers an opinion or notification to the holders of such Registrable Securities that the total number of securities which they, the General Partner and any other Persons intend to include in such offering is so large as to materially and adversely affect the success of such offering (including, without limitation, the price at which such securities may be sold), then the amount of securities to be offered for the account of any such other Persons shall first be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter (the "Recommended Amount") and only thereafter, if notwithstanding the reduction in the amount of securities to be offered for the account of such other Persons to zero, the number of securities to be offered by the General Partner and the Limited Partner exceeds the Recommended Amount, then, the amount of securities to be offered for the accounts of the General Partner and holders of Registrable Securities shall be reduced pro rata on the basis of the amount of securities requested to be included in such offering to the extent necessary to reduce the total amount of securities to be included in such offering to the Recommended Amount.

   3. HOLDBACK AGREEMENTS. The General Partner agrees (a) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the 90-day period beginning on, the effective date of any registration statement in which the holders of Registrable Securities are participating (except as part of such registration); and (b) that any agreement entered into after the date of this Agreement pursuant to which the General

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Partner issues or agrees to issue any privately placed Common Stock or securities convertible into or exchangeable therefor shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (a) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted).


   4. REGISTRATION PROCEDURES.

      (a) Whenever any Registrable Securities are to be registered pursuant to Section 1 of this Exhibit, the General Partner will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof promptly, and in connection with any Registration Request and with any Demand Registration, the General Partner will promptly:

      (i) prepare and file with the Commission a registration statement on Form S-3 or, if required, Form S-2, or such other form as may be required by the Commission, which includes the Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, the General Partner will furnish to the holders of the Registrable Securities covered by such registration statement, and to the underwriters, if any, draft copies of all such documents proposed to be filed at least five (5) Business days prior thereto, which documents will be subject to the reasonable review of such holders and underwriters, and the General Partner will not, unless required by law or regulation, file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which holders of a majority in interest of the Registrable Securities covered by such registration statement or the underwriters with respect to such securities, if any, shall reasonably object, and will notify each holder of the Registrable Securities of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

      (ii) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the

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   registration statement effective for a period of not less than 180 days (or such shorter period in which all Registrable Securities covered by such registration statement have been sold or withdrawn), cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act or any successor thereto, and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus; the General Partners shall not be deemed to have used its best efforts to keep a registration statement effective during the applicable period if it voluntarily takes any action that would result in holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities pursuant to federal securities laws during that period unless such action is compelled by order, judgment or decree of a court of competent jurisdiction or a governmental authority or is required under applicable law or regulation;

      (iii) furnish to any holder of Registrable Securities included in such registration statement and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such holder or underwriter may request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the General Partner consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto); provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the General Partner will furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all documents proposed to be filed which documents will be subject to the reasonable review of such counsel;

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      (iv) notify each holder of Registrable Securities included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, when the General Partner becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, as promptly as reasonably practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (v) cause all Registrable Securities included in such registration statement to be listed, by the date of the first sale of Registrable Securities pursuant to such registration statement, on each securities exchange on which the Common Stock is then listed or proposed to be listed if any;

        (vi) make generally available to its security holders an earnings statement no later than sixty (60) days after the end of the 12-month period beginning with the first day of the General Partner's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the General Partner timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act as soon as possible;

      (vii) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

      (viii) if reasonably requested by the managing underwriter or underwriters or any holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such holder requests to be included therein, including, without limitation, with respect to the number of shares of Registrable Securities being sold by such holder to such underwriter or underwriters, the

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   purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

      (ix) as promptly as practicable after filing with the Commission any document which is incorporated by reference into a registration statement, deliver a copy of such document to each holder of Registrable Securities covered by such registration statement;

      (x) on or prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such registration statement, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the General Partner will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified;

      (xi) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

      (xii) use its best efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States including the blue sky or securities administrators of such jurisdictions as may be reasonably requested by the holders

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   of Registrable Securities and the National Association of Security Dealers,
   Inc., as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

      (xiii) if applicable, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the holders of a majority in interest of the Registrable Securities being sold or the underwriters retained by holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

      (xiv) make available for inspection by any holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the General Partner (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the General Partner's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; and

      (xv) obtain a cold comfort letter from the General Partner's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority in interest of the Registrable Securities being sold reasonably request.

      (b) Each holder of Registrable Securities who has made a Registration Request, or who has otherwise elected to participate in a Demand Registration under subsection 1(a) or a Piggy-back Registration under Section 2 shall promptly upon request supply the General Partner, the managing underwriter or counsel participating or otherwise involved in such registration with any information relating to them or their securities as is required by law or regulation to be included in the registration statement, or the related prospectus, relating to such offering. If such holder of Registrable Securities shall fail, in any material respect to supply any such requested information, then such holder shall not be entitled to exercise the rights granted under Sections 1, 2 or 7 in connection with any such offering.

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      (c) Each holder of Registrable Securities, upon receipt of any notice from the General Partner of the happening of any event of the Kind described in subsection 4(a)(iv), will forthwith discontinue disposition of the Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection 4(a)(iv) or until it is advised in writing (the "Advice") by the General Partner that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the General Partner, such holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the General Partner (at the General Partner's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the General Partner shall give any such notice, the time periods mentioned in subsection 4(a)(ii) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection 4(a)(iv) and the Advice.

      (d) If any such registration statement refers to any holder by name or otherwise as the holder of any securities of the General Partner then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation of such holder of the investment quality of the General Partner's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the General Partner, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act, any regulations thereunder or any similar federal statute or regulation then in force, the deletion of the reference to such holder.

    5. REGISTRATION EXPENSES. All reasonable expenses incident to the General Partner's performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without

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limitation, all salaries and expenses of the General Partner's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the General Partner are then listed and reasonable fees and disbursements of counsel for the General Partner and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities act liability insurance (if the General Partner elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the General Partner elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the General Partner in connection with such registration, reasonable fees and expenses of other Persons retained by the General Partner, reasonable fees and expenses of one counsel for the holders of Registrable Securities incurred in connection with each registration hereunder (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities) and any reasonable out-of-pocket expenses of the holders of Registrable Securities excluding any travel costs and counsel fees except as set forth above (all such expenses being herein called "Registration Expenses:) will be borne by the Partnership and the General Partner shall be entitled to reimbursement from the Partnership for any such Registration Expenses incurred by it.

   6. INDEMNIFICATION; CONTRIBUTION.

      (a) INDEMNIFICATION BY THE GENERAL PARTNER. The General Partner agrees to indemnify and hold harmless, to the extent permitted by applicable law, each holder of Registrable Securities, its officers, directors and each Person who controls such holder (within the meaning of the Securities Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon an untrue statement or omission which was based upon information with respect to such holder of Registrable Securities furnished in writing by or on behalf of such holder expressly for use therein; provided, however, that in the event that the prospectus shall have been amended or supplemented and copies thereof, as so amended or supplemented, were furnished to the holder of Registrable Securities prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the

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prospectus shall not inure to the benefit of any holder of Registrable
Securities from whom the Person asserting such loss, claim, damage or liability purchased the Registrable Securities which are the subject thereof if such Person did not, at or prior to the confirmation of the sale of the Registrable Securities to such Person, receive a copy of the prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the prospectus was corrected in the prospectus as so amended or supplemented. In connection with an underwritten offering, the General Partner will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities except with respect to the information provided by the underwriter specifically for inclusion therein.

      (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the General Partner in writing such information with respect such holder as the General Partner reasonably requests for use in connection with any such registration statement or prospectus in order to comply with any applicable laws or regulations and agrees to indemnify, to the extent permitted by law, the General Partner, its directors and officers and each Person who controls the General Partner (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and the cost of investigation) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained in or such omission relates to any information with respect to such holder so furnished in writing by such holder or on behalf of such holder by its agents or representatives specifically for inclusion in any prospectus or registration statement. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

      (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the

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commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

      (d) CONTRIBUTIONS.

      (i) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses,

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   claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection 6(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

      (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection 6(d)(i). Notwithstanding the provisions of this subsection 6(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling holder were offered to the public exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
   Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (iii) If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in subsections 6(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this subsection 6(d).

      7. HOLDERS' RIGHT TO PUT REGISTRABLE SECURITIES IN CERTAIN CIRCUMSTANCES. On the terms and subject to the conditions set forth in this Section 7, if the Limited Partner or its Permitted Transferees as holders of the required number of Registrable Securities shall have requested a Demand Registration pursuant to Section 1(a) hereof and (i) the General Partner shall have failed to use its best efforts to file a registration statement in connection therewith within twenty (20) days of receiving the holders' Request, (ii) the General Partner shall have failed to use its best efforts to cause such registration statement to have been declared effective within thirty (30) days of receiving such request or (iii) the General Partner shall have failed to use its best

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efforts to cause such registration statement to have remained continuously effective for a period of at least 180 days following the date of initial effectiveness (or such shorter period in which all of the Registrable Securities covered by such registration statement have been sold or withdrawn), then each holder of Registrable Securities may elect to sell, severally, to the General Partner, and the General Partner shall thereupon become obligated to purchase from such holder pursuant to the procedures set forth in Article XII of the Agreement, all or such portion of such holder's Registrable Securities as shall be designated in the Initial Put Notice; provided, however, that for purposes of this Section 7, the Put Price shall be the closing price per share of Common Stock of the General Partner on the New York Stock Exchange on the date of the Put Notice and shall be paid in accordance with the terms set forth in Section 12.01(a)(ii) of the Agreement.

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